Exhibit 10.2

September 9, 2022

[__________]

Re:         Reprice Offer of Common Stock Purchase Warrants and Initial Warrant Exercise

To Whom It May Concern:

NovaBay Pharmaceuticals, Inc. (the “Company”) previously issued and delivered to you (“Holder” or “you”) a warrant (the “2021 Original Warrant”) exercisable into shares of Company common stock, par value $0.01 per share (“Common Stock”), in connection with your investment in the Company’s financing transaction that closed on November 2, 2021 (the “2021 Financing Transaction”). The Company is pleased to offer you the opportunity to reduce the exercise price of your 2021 Original Warrant on the terms provided in this letter agreement, including as set forth on Annex B attached hereto (the “Amended Warrant”). The shares of Common Stock underlying the 2021 Original Warrant (“Warrant Shares”) have been registered pursuant to a registration statement on Form S-1 (File No. 333-262550) (the “Registration Statement”). The Registration Statement is currently effective and, upon amendment of the 2021 Original Warrant and exercise of the Amended Warrant pursuant to the terms hereof, will, to the Company’s knowledge, be effective for the issuance of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement, dated October 29, 2021, that was entered into in connection with the Company’s 2021 Financing Transaction (the “Purchase Agreement”).

In consideration for exercising a portion of your Amended Warrant for the number of underlying shares of Common Stock as set forth under the column heading “Initial Exercise Amount” set forth on Annex B hereto (the “Initial Warrant Exercise”) at the Reduced Exercise Price (as defined below), your 2021 Original Warrant will be amended to provide for the following:

●	Reducing the Exercise Price — Section 2(b) of the Amended Warrant will have a reduced exercise price of $0.18 (as reduced from the current exercise price of $0.53) (the “Reduced Exercise Price”).

●	Extending the Termination Date — The first paragraph of the Amended Warrant will provide for the “Termination Date” of the Amended Warrant to be extended to September 11, 2028.

●

Additional Warrant Exercise Limitation — The first paragraph of the Amended Warrant will provide for a restriction upon your ability as holder of the Amended Warrant to exercise the remaining unexercised shares of Common Stock after your Initial Warrant Exercise (the “Remaining Warrant Share Amount”), until the later to occur of (i) six months or (ii) the date on which the Stockholder Approval and the Additional Stockholder Approvals (each as further discussed and defined below) have been obtained at a meeting of Company stockholders and such approvals become effective, including under the laws of the State of Delaware as applicable (the “Stockholder Approval Date”).

Following the Initial Warrant Exercise and only if the Stockholder Approval is received by the Company will your Amended Warrant once again continue to be exercisable for the Remaining Warrant Share Amount, which remaining number of unexercised shares of Common Stock is listed under the column heading “Remaining Amended Warrant Shares” on Annex B hereto.

The actual text of each of these amendments listed above to your 2021 Original Warrant, as well as a few additional amendments and changes, that you will be agreeing to upon this letter agreement becoming effective are all expressly set forth and marked in the form of Amended Warrant attached hereto as Annex E. As such, upon accepting this offer and for the consideration as set forth in this letter agreement and upon this letter agreement becoming effective as provided in the paragraph below, you will have agreed to amend your 2021 Original Warrant pursuant to Section 5(l) to reflect each of the amendments and other changes reflected in the form of Amended Warrant set forth on Annex E hereto.

In addition as part of the consideration being provided, the Company shall also issue you or your designees within two (2) business days after the Closing Date (as defined below) a new Common Stock Purchase Warrant to purchase up to a number of shares of Common Stock equal to 100% of the number of Warrant Shares issued pursuant to each Warrant Exercise, including the Initial Warrant Exercise, that occurs from and after the date hereof and prior to 5:00 p.m. on September 9, 2022, which New Warrant shall be substantially in the form attached hereto as Annex F (the “New Warrant”). The New Warrant will be initially exercisable on the later to occur of (i) the six month anniversary of the date of issuance and (ii) the date on which both the Stockholder Approval has been obtained at a meeting of Company stockholders and such approval becomes effective under the laws of the State of Delaware and any Additional Stockholder Approvals (as further discussed and defined below) has been obtained. In addition, the New Warrant will have a term of exercise of six (6) years after Closing Date, and an exercise price equal to $0.18.

You may accept this offer and reflect your agreement with the terms of this letter agreement, including the amendment of your 2021 Original Warrant and acceptance of the New Warrant, by (i) signing below, (ii) delivering both your signed voting letter that relates to the Stockholder Approval and any Additional Stockholder Approvals (as defined below), a form of which is attached as Annex C-1 (the “Voting Letter”), and your signed Leak-Out Agreement, a form of which is attached as Annex G (the “Leak-Out Agreement”). Such acceptance and this letter agreement and the Voting Letter will become effective only upon the acceptance by the Other Holders (defined below) listed on Annex D (collectively, the “Participating Other Holders”) of the same terms and conditions as the offer provided hereunder and having signed and delivered to the Company their respective Other Warrant Exercise Agreements (as defined below) and their respective voting letters. You will receive written notice from the Company in the event that it does not receive acceptances from all of the Participating Other Holders on or before 8:00 a.m. (New York City time) on September 9, 2022, and, in such event, this letter agreement, the Voting Letter and its terms, conditions and all obligations of the Company and the Holder will automatically terminate and be of no further force or effect.

Subject to this letter agreement becoming effective as provided above, your acceptance shall constitute your notice and authorization to consummate the Initial Warrant Exercise in the amount and for the aggregate exercise price as set forth on your signature page hereto on or before 8:00 a.m. (New York City time) on September 9, 2022. By signing below, you represent that the Beneficial Ownership Limitation (as defined in the Amended Warrant) will not be exceeded upon the issuance of all of the shares of Common Stock received from the Initial Warrant Exercise. Additionally, the Company agrees to make the representations and warranties to the Holder, and each of the Company and the Holder, as the case may be, will acknowledge and agree to the covenants set forth on Annex A attached hereto. Further, in connection with the issuance of the New Warrant, the Holder agrees and shall make the representations and warranties as set forth in Section 3.2(a) through (g) of the Purchase Agreement to the Company, as the Company will be relying upon them in connection with the issuance of the New Warrant.

If this offer is accepted by your execution and delivery of this letter agreement (together with the Voting Letter and the Leak-Out Agreement) and becomes effective, and subject to this letter agreement becoming effective with the Company having received acceptances by the Participating Other Holders as provided above, on or before 8:00 a.m. (New York City time) on September 9, 2022, then on or before 9:00 a.m. (New York City time) on September 13, 2022, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated by this letter agreement, including this letter agreement, the Voting Letter and the Leak-Out Agreement as exhibits thereto (the “8-K Filing”). The Company shall also file a prospectus supplement to the Registration Statement with the Securities and Exchange Commission disclosing the Reduced Exercise Price of the Amended Warrants within two (2) trading days following the 8-K Filing. From and after the issuance of the 8-K Filing, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by this letter agreement. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement entered into in contemplation of the transactions contemplated by this letter agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. From and after the issuance of the 8-K Filing, the Company represents to the Holder that none of the Company’s directors, officers, employees or agents will provide the Holder with any material, nonpublic information that is not disclosed in the 8-K Filing.

Subject to this letter agreement becoming effective as provided above, no later than September 9, 2022, the closing of the Initial Warrant Exercise shall occur at such location as the parties shall mutually agree. Unless otherwise directed by Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), settlement of the Initial Warrant Exercise hereunder shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the shares of Common Stock issued in the Initial Warrant Exercise (the “Exercised Warrant Shares”) in the Holder’s name and address and be released by the Company’s transfer agent directly to the account(s) of the Placement Agent as identified by the Holder; upon receipt of such Exercised Warrant Shares, the Placement Agent shall promptly electronically deliver such Exercised Warrant Shares to the Holder; and payment of the aggregate exercise price therefor shall be made by the Placement Agent (or its clearing firm) on behalf of the Holder by wire transfer to the Company). On or prior to the Closing Date, the Holder shall deliver or cause to be delivered to the Company such Holder’s aggregate exercise price for the Exercised Warrant Shares, which shall be made available for DVP settlement with the Company or its designee. The date of the closing of the Initial Warrant Exercise of the Amended Warrants shall be referred to as the “Closing Date”. After the Initial Warrant Exercise is completed, the Company will request the return of your 2021 Original Warrant and the Company will issue your Amended Warrant reflecting the Reduced Exercise Price, your Remaining Warrant Share Amount and the other amendments and changes to which you will have agreed.

From the date hereof until thirty (30) days after the Closing Date, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any other Common Stock or Common Stock Equivalents; provided, however, that this prohibition shall not apply to the Company’s issuance of securities (x) in connection with the Company’s issuance and sale of Units (consisting of the Company’s Series C Non-Voting Convertible Preferred Stock, Series A-1 Warrants to purchase Common Stock and Series A-2 Warrants to Purchase Common Stock) in a private offering to accredited investors (the “2022 Private Offering”), (y) the amendment of certain outstanding common stock purchase warrants that were issued in a prior warrant reprice transaction that closed on July 23, 2020 (the “2020 Warrant Reprice Transaction”) or (z) upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock, or other similar rights, issued and outstanding on the date of this letter agreement, provided that such outstanding securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than any amendment pursuant to any Other Warrant Exercise Agreement (as defined below) or anti-dilution adjustment of the conversion price of the Company’s Series B Non-Voting Convertible Preferred Stock or (ii) file any registration statement or any amendment or supplement to any existing registration statement (other than (1) the resale registration statement referred to herein or prospectus supplements to the Registration Statements to reflect the transactions contemplated hereby, (2) the resale registration statement contemplated by the 2022 Private Offering, (3) the resale registration statement, including any amendment or prospectus supplement, that relates to the underlying shares of Common Stock for the repriced warrants contemplated by the 2020 Warrant Reprice Transaction, or (4) to register additional shares of Common Stock as a result of anti-dilution adjustments with respect to the Company’s Series B Non-Voting Convertible Preferred Stock).

The Company shall hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) (the “Stockholder Meeting”) at the earliest practical date after the date hereof and in any event on or before the 75th day following the Closing Date to obtain Stockholder Approval (defined below), with the recommendation of the Company’s board of directors that such proposal be approved (subject to their fiduciary duties at such time). The Company shall solicit proxies from its stockholders with respect to the Stockholder Approval in the same manner as all other management proposals contained in such proxy statement. The Company shall use its reasonable best efforts to obtain Stockholder Approval. If the Company does not obtain Stockholder Approval at the Stockholder Meeting, the Company shall call a stockholder meeting every four months thereafter to seek Stockholder Approval until the date Stockholder Approval is obtained. As used herein, “Stockholder Approval” means such approval as may be required by the laws of the State of Delaware from the stockholders of the Company with respect to the Company’s filing of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of Common Stock, which reverse stock split shall have a ratio of not less than 1-for-10 and not more than 1-for-35 (each 10 to 35 shares of Common Stock, as the case may be, shall be combined to become 1 share of Common Stock). In addition, at the Stockholder Meeting (or subsequently called meeting as provided above), the Company may also submit for stockholder approval additional proposals that may be required by the rules of the NYSE American (the “Additional Stockholder Approvals”).

On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Holder the executed Voting Letters, in the form attached hereto as Annex C-2, of all of the Company’s executive officers, directors, stockholders holding more than 10% of the issued and outstanding shares of Common Stock on the date hereof, Pioneer Pharma (Hong Kong) Company Ltd. and Jian Ping Fu, that provides for such persons to vote all Common Stock over which they have voting control as of the record date for the purpose of obtaining the Stockholder Approval and any Additional Stockholder Approval.

As of the Closing Date, the Company shall have retained a financial public relations firm reasonably acceptable to the Placement Agent and the Company, which firm will be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Placement Agent for a period of not less than one year after the Closing Date.

Except as set forth herein, the terms of the Amended Warrant, including but not limited to the obligations to deliver the underlying shares of Common Stock in connection with the Initial Warrant Exercise, shall remain in effect as if the acceptance of this offer and entering into this letter agreement was a formal exercise notice under the Amended Warrant.

The Company acknowledges and agrees that the obligations of the Holder under this letter agreement are several and not joint with the obligations of any other holder of 2021 Original Warrants (each, an “Other Holder”), including the Other Holders who are Participating Other Holders that enter into similar letter agreements (together with similar voting letters) as the Holder (the “Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until 180 days after the date hereof, that none of the terms offered to any Other Holder with respect to any Other Warrant Exercise Agreement (or any amendment, modification or waiver thereof) relating to any of the 2021 Original Warrants, is or will be more favorable to such Other Holder than those of the Holder and this letter agreement, unless such terms are concurrently offered to the Holder. If, and whenever on or after the date hereof until thirty (30) days after the date hereof, the Company enters into an Other Warrant Exercise Agreement relating to 2021 Original Warrants, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof (“Notice of Transaction”) and (ii) the terms and conditions of this letter agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and the obligation of the conditions (as the case may be) set forth in such Other Warrant Exercise Agreement (including, if applicable, the issuance of additional underlying shares of Common Stock), provided that upon written notice to the Company within five (5) days after receiving a Notice of Transaction, the Holder may provide written notice to the Company electing not to accept all of the benefits of any such amended and modified term and the related conditions, in which event the terms and conditions contained in this letter agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each such Other Warrant Exercise Agreement.

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this letter agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Exercised Warrant Shares.

Upon the countersignature and delivery of this letter agreement by the Holder (together with your signed Voting Letter and the Leak-Out Agreement) and subject to this letter agreement becoming effective with the Company having received acceptances by the Participating Other Holders as provided above, the parties will have mutually agreed to amend (in accordance with Section 5(l) of the 2021 Original Warrant) those terms and conditions in your 2021 Original Warrant to provide for the Amended Warrant that will set forth the amendments and changes reflected in Annex E to this letter agreement and for the Company to issue you the New Warrant after the Closing Date. Unless otherwise agreed to in this letter agreement, the Amended Warrant will not otherwise be amended or modified.

This letter agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

***************

To accept this offer and to enter into this letter agreement, you must counter execute this letter agreement and sign the Voting Letter and the Leak-Out Agreement and return the fully executed letter agreement and signed Voting Letter and the Leak-Out Agreement to the Company at e-mail: jhall@novabay.com, attention: Justin Hall, on or before 8:00 am (New York City time) by September 9, 2022. As noted above, your acceptance and this letter agreement, including the amendment to your 2021 Original Warrant, will be effective only upon the similar acceptance of the Participating Other Holders.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

NOVABAY PHARMACEUTICALS, INC.

By:
Name:	Justin M. Hall
Title:	Chief Executive Officer and General Counsel

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Warrant Shares (prior to the Initial Warrant Exercise): _____________________

Number of Warrant Shares being exercised under the Amended Warrant contemporaneously with signing this letter agreement (Initial Exercise Amount): _____________

Aggregate Exercise Price for the Initial Exercise Amount: $__________

Number of Warrant Shares After the Initial Warrant Exercise (Remaining Amended Warrant Shares): ______________________________

Annex A – Representations, Warranties and Covenants

Representations, Warranties and Covenants. The Company hereby makes the following representations and warranties to the Holder, and each of the Company and the Holder, as the case may be, acknowledged and agree to covenants set forth below:

(a)    Registration Statement. The Warrant Shares are registered for issuance on a Registration Statement on Form S-1 (File No. 333-262550) (the “Registration Statement”) and the Company knows of no reason as of the date hereof why such registration statement shall not remain available for the issuance and resale of such Warrant Shares for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for use by the Holder until all remaining Warrant Shares underlying the Amended Warrant are sold by the Holder.

(b)    Authorization; Enforcement. The Company will have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby will be duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)    No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected, other than for which a waiver has been obtained by the Company; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have reasonably be expected to result in a Material Adverse Effect.

(d)    NYSE American Corporate Governance. The transactions contemplated under this letter agreement comply with all applicable rules of the NYSE American LLC.

(e)    Issuance of the New Warrant. The issuance of the New Warrants is duly authorized and, upon the execution of this letter agreement by the undersigned and it becomes effective, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company, and the shares issuable upon exercise of the New Warrant (the “New Warrant Shares”), when issued in accordance with the terms of the New Warrant, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. After the Stockholder Approval Date, the Company shall reserve from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares in full in accordance with its terms.

(f)    Legends and Transfer Restrictions.

(i)    The New Warrant and New Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of New Warrant or New Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the undersigned or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred New Warrant and New Warrant Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this letter agreement.

(ii)    The undersigned agrees to the imprinting, so long as is required by this Section (i), of a legend on any of the New Warrant and New Warrant Shares in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT. THIS SECURITY IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE APPLICABLE WARRANT REPRICE LETTER, DATED SEPTEMBER 9, 2022, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE WITH THE SECRETARY OF THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

         The Company acknowledges and agrees that the undersigned may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the New Warrant to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this letter agreement and, if required under the terms of such arrangement, the undersigned may transfer pledged or secured New Warrant to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate undersigned’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of New Warrant may reasonably request in connection with a pledge or transfer of the New Warrant or New Warrant Shares.

(iii)

 Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth in Section (f)(ii) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144, (iii) if such New Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent (if required by the transfer agent) and the undersigned (if requested by the undersigned) in connection with the removal of the legend hereunder. If all or any portion of a New Warrant is exercised at a time when there is an effective registration statement to cover the resale of the New Warrant Shares, or if such New Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such New Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section (f), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the undersigned a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section (f). Certificates for New Warrant Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the undersigned by crediting the account of the undersigned’s prime broker with the Depository Trust Company System as directed by the undersigned. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Warrant Shares issued with a restrictive legend.

(iv)    In addition to such undersigned’s other available remedies, the Company shall pay to the undersigned, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section (f)(iii), $2.50 per Trading Day (increasing to $15 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the undersigned by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such undersigned that is free from all restrictive and other legends and (b) if after the Legend Removal Date such undersigned purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such undersigned of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such undersigned anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such undersigned’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to such undersigned by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such undersigned to the Company of the applicable New Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(g)    Public Information Failure. At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the New Warrant Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if there is no effective registration statement covering the resale of all of the New Warrant Shares and the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the undersigned’s other available remedies, the Company shall pay to the undersigned, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the New Warrant Shares, an amount in cash equal to two percent (2.0%) of the aggregate Exercise Price of the undersigned’s New Warrant on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the undersigned to transfer the New Warrant Shares pursuant to Rule 144. The payments to which the undersigned shall be entitled pursuant to this Section (g) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the undersigned’s right to pursue actual damages for the Public Information Failure, and the undersigned shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(h)          Listing of Common Stock. The Company shall, subject to applicable requirements of the NYSE American, apply to list or quote all of the New Warrant Shares on the NYSE American and promptly secure the listing of all of the New Warrant Shares on such NYSE American.

(i)          Registration Statement. As soon as practicable (and in any event within 30 calendar days of the Stockholder Approval Date), the Company shall file a registration statement on Form S-1 or Form S-3 (or other appropriate form) providing for the resale by the Holders of the New Warrant Shares issued and issuable upon exercise of the New Warrants. The Company shall use commercially reasonable efforts to cause such registration to become effective on or prior to 60 calendar days of the Stockholder Approval Date and to keep such registration statement effective at all times until no Holder owns any New Warrants or New Warrant Shares issuable upon exercise thereof.

Annex B – Amended Warrant Amounts

TOTAL AMENDED WARRANTS	INITIAL EXERCISE AMOUNT (25%)	REMAINING AMENDED WARRANT SHARES (75%)

Annex C-1 – Voting Letter (Participating Holders)

The Voting Letter (Participating Holders) is attached to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2022 as Exhibit 10.5.

Annex C-2 – Voting Letter (Other)

The Voting Letter (Other) is attached to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2022 as Exhibit 10.6.

Annex D – Participating Other Holders

Annex E – Form of Amended Warrant

The Form of Amended Warrant is attached to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2022 as Exhibit 4.2.

Annex F – Form of New Warrant

The Form of New Warrant is attached to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2022 as Exhibit 4.4.

Annex G – Form of Leak-Out Agreement

The Form of Leak-Out Agreement is attached to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2022 as Exhibit 10.7.